UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Vineyard National Bancorp
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For Immediate Release

Contact:           Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Comments on Settlement Discussions

Corona, California (June 26, 2008) – Vineyard National Bancorp (NASDAQ: VNBC) (the “Company”) issued the following statements today in response to an announcement by Messrs. Morales and Salmanson regarding the failure of potential settlement negotiations and other matters.

James LeSieur, the Company’s interim chief executive officer, stated, “I want to address Messrs. Morales and Salmanson’s inaccurate and inflammatory rhetoric and set the record straight about a few things:

•           “The Company’s Board of Directors has taken a consistent and well documented position opposing the strategic objectives espoused by Messrs. Morales and Salmanson, objectives which the Board considers to be risky and the source of the serious issues which the Company currently faces. There has been no ‘innuendo’ about the Board’s strongly expressed beliefs that the objectives advocated by Messrs. Morales and Salmanson are ill advised.

•           “Rather than ‘rebuff’ settlement efforts, the Board originally offered to settle the pending proxy contest under an arrangement which would include Mr. Morales’ representation on an expanded Board, as long as neither side possessed control over the development of appropriate strategic objectives. There has been nothing ‘disingenuous’ about our settlement posture.

•           “The Board subsequently offered majority control to the nominees proposed by Messrs. Morales and Salmanson, as long as Mr. Morales was not part of the settlement arrangement, allowing that newly constituted and jointly recommended Board to determine the appropriate strategic objectives for the Company and to select a chief executive officer to execute those strategies. It is difficult to understand why a Board that is prepared to cede control could be characterized by Messrs. Morales and Salmanson as ‘entrenched.’

•           “Unlike Messrs. Morales and Salmanson, the Board has duties to the Company and all of its shareholders, including those shareholders who do not share Messrs. Morales and Salmanson’s views and objectives. Those shareholders are entitled, to elect nominees from among all of the candidates proposed by both the Company and Messrs. Morales and Salmanson, with the seven individual nominees receiving the highest votes being elected as directors of a blended Board. It is not the Board that would seek to disenfranchise shareholders who disagree with their views.

•           “Rather than the threats which Messrs. Morales and Salmanson have conveyed that they would obstruct any ‘highly dilutive’ recapitalization of the Company, they should instead identify any prospects they may have for a non-dilutive transaction to the Company’s financial advisor for consideration. The Board will support any favorable transaction to infuse needed capital and restore the Company to a sound financial footing.

“Finally, we are very pleased to see that Douglas Kratz has been added to Messrs. Morales and Salmanson’s slate of nominees. Although we have had disagreements with Mr. Kratz, we have high regard for his banking experience and we would be prepared to support a settlement of the proxy contest through a newly constituted Board of Directors that included representation for all shareholders and which, under Mr. Kratz’ leadership as Chairman, would select a permanent chief executive officer for the Company.”

Important Additional Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the 2008 Annual Meeting. Investors and security holders are advised to read the proxy statement and other materials filed by the Company related to the 2008 Annual Meeting, when available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.gov or by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Board of Directors and one or more of its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the 2008 Annual Meeting. Information regarding the names of the Company's Board of Directors and executive officers and their respective interests in the Company will be set forth in the proxy statement.

About Vineyard National Bancorp

The Company is a $2.4 billion financial holding company headquartered in Corona, and the parent company of Vineyard Bank, N.A. (“Vineyard”), 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp. (collectively, "the exchange companies").  Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The exchange companies are headquartered in Encinitas, Calif. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.